Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of First Watch Restaurant Group, Inc. of our report dated March 11, 2025 relating to the financial statements, which appears in First Watch Restaurant Group, Inc.’s Annual Report on Form 10-K for the year ended December 29, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Tampa, Florida
November 5, 2025